Exhibit 99.1

Erie Indemnity Reports Full Year and Fourth Quarter 2024 Results
Net Income per Diluted Share was $2.91 for the Quarter and $11.48 for the Year

Erie, Pa. - February 27, 2025 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the full year and quarter ending December 31, 2024. Net income was $600.3 million, or $11.48 per diluted share, in 2024, compared to $446.1 million, or $8.53 per diluted share, in 2023. Net income was $152.0 million, or $2.91 per diluted share, in the fourth quarter of 2024, compared to $110.9 million, or $2.12 per diluted share, in the fourth quarter of 2023.

4Q and Full Year 2024
(in thousands)	4Q'24	4Q'23	2024	2023
Operating income	$167,310	$127,084	$676,455	$520,256
Investment income	20,805	9,771	69,260	28,968
Other income	3,693	3,069	11,564	12,712
Income before income taxes	191,808	139,924	757,279	561,936
Income tax expense	39,779	28,996	156,965	115,875
Net income	$152,029	$110,928	$600,314	$446,061

2024 Full Year Highlights
Operating income before taxes increased $156.2 million, or 30.0 percent, in 2024 compared to 2023.
◦Management fee revenue - policy issuance and renewal services increased $452.0 million, or 18.5 percent, in 2024 compared to 2023.
◦Management fee revenue - administrative services increased $4.7 million, or 7.4% in 2024 compared to 2023.
◦Cost of operations - policy issuance and renewal services
–Commissions increased $252.9 million in 2024 compared to 2023 primarily driven by the growth in direct and affiliated assumed written premium.
–Non-commission expense increased $47.9 million in 2024 compared to 2023. Underwriting and policy processing expense increased $18.5 million primarily due to increased underwriting report and personnel costs. Information technology costs decreased $1.3 million primarily due to a decrease in professional fees and personnel costs, partially offset by an increase in hardware and software costs. Sales and advertising expense increased $7.6 million primarily due to increased agent-related costs and costs from community development initiatives. Customer service costs increased $8.7 million primarily due to increased personnel costs and credit card processing fees. Administrative and other costs increased $14.5 million primarily due to increased personnel costs, charitable contributions and professional fees. Personnel costs in 2024 were impacted by increased compensation.

◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $806.3 million in 2024 and $737.1 million in 2023, but had no net impact on operating income.

Income from investments before taxes totaled $69.3 million in 2024 compared to $29.0 million in 2023. Net investment income was $70.2 million in 2024 compared to $44.6 million in 2023. Net investment income included limited partnership earnings of $2.0 million in 2024 compared to losses of $11.3 million in 2023. Net realized and unrealized gains on investments were $3.2 million in 2024 compared to losses of $5.8 million in 2023. Net impairment losses recognized in earnings were $4.1 million in 2024 compared to $9.8 million in 2023.

4Q 2024 Highlights
Operating income before taxes increased $40.2 million, or 31.7 percent, in the fourth quarter of 2024 compared to the fourth quarter of 2023.
◦Management fee revenue - policy issuance and renewal services increased $96.7 million, or 16.1 percent, in the fourth quarter of 2024 compared to the fourth quarter of 2023.
◦Management fee revenue - administrative services increased $0.5 million, or 3.1 percent in the fourth quarter of 2024 compared to the fourth quarter of 2023.
◦Cost of operations - policy issuance and renewal services
–Commissions increased $50.8 million in the fourth quarter of 2024 compared to the fourth quarter of 2023 primarily driven by the growth in direct and affiliated assumed written premium.
–Non-commission expense increased $6.2 million in the fourth quarter of 2024 compared to the fourth quarter of 2023. Underwriting and policy processing expense increased $4.8 million primarily due to increased underwriting report and personnel costs. Information technology costs increased $2.6 million primarily due to increased hardware and software costs, partially offset by a decrease in professional fees. Sales and advertising expense decreased $2.0 million primarily due to decreased agent-related and advertising costs. Customer service costs increased $2.0 million primarily due to increased personnel costs and credit card processing fees. Administrative and other costs decreased $1.2 million primarily due to decreased personnel costs.
◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $202.0 million in the fourth quarter of 2024 and $192.7 million in the fourth quarter of 2023, but had no net impact on operating income.

Income from investments before taxes totaled $20.8 million in the fourth quarter of 2024 compared to $9.8 million in the fourth quarter of 2023. Net investment income was $20.9 million in the fourth quarter of 2024 compared to $14.2 million in the fourth quarter of 2023. Net investment income included limited partnership earnings of $1.8 million in the fourth quarter of 2024 compared to losses of $0.6 million in the fourth quarter of 2023. Net realized and unrealized gains on investments were $0.2 million in the fourth quarter of 2024 compared to $3.4 million in the fourth quarter of 2023. Net impairment losses recognized in earnings were $0.4 million in the fourth quarter of 2024 compared to $7.8 million in the fourth quarter of 2023.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on February 28, 2025.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 12th largest homeowners insurer, 13th largest automobile insurer and 13th largest commercial lines insurer in the United States based on direct premiums written. Founded in 1925, Erie Insurance is a Fortune 500 company and the 17th largest property/casualty insurer in the United States based on total lines net premium written. Rated A+ (Superior) by A.M. Best, ERIE has more than 7 million policies in force and operates in 12 states and the District of Columbia.

News releases and more information are available on ERIE's website at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors impacting the timing of premium rates charged for policies;
◦factors affecting insurance industry competition, including technological innovations;
◦dependence upon the independent agency system; and
◦ability to maintain our brand, including our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emergence of significant unexpected events, including pandemics and economic or social inflation;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the subscribers at the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology, data or network security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•compliance with complex and evolving laws and regulations and outcome of pending and potential litigation;
•factors affecting the quality and liquidity of our investment portfolio; and
•ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.
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